EXHIBIT 99.2


            WRITTEN STATEMENT OF THE EXECUTIVE AND ACCOUNTING OFFICER


                           PURSUANT TO 18 U.S.C. 1350


Solely for the purposes of complying with 18 U.S.C. 1350, I, Jane Butel, the undersigned Chief Financial Officer of Jane Butel Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ JANE BUTEL
______________
Jane Butel

May 15, 2003